As filed with the Securities and Exchange Commission on June 26, 2002

                                                     Registration No. 333-______

                  --------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                Sun Bancorp, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           New Jersey                                           52-1382541
-----------------------------------                          -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                226 Landis Avenue
                           Vineland, New Jersey 08360
                                 (856) 691-7700
                     --------------------------------------
                    (Address of Principal Executive Offices)

                    Sun Bancorp, Inc. 2002 Stock Option Plan
          Sun Bancorp, Inc. Amended and Restated 1997 Stock Option Plan
          -------------------------------------------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
        -----------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
       Title of                                     Proposed Maximum        Proposed Maximum            Amount of
     Securities To              Amount To          Offering Price Per      Aggregate Offering          Registration
     Be Registered            Be Registered               Share                   Price                    Fee
     -------------            -------------               -----                  -------                  ----
     Common Stock
    $1.00 par value           772,800 shares (1)         11.38(2)             $8,794,464(2)               $809.09
     Common Stock
    $1.00 par value         1,160,681 shares (1)         12.80(2)            $14,856,717(2)             $1,366.82
     Common Stock
    $1.00 par value            50,862 shares (1)         14.03(2)               $713,594(2)                $65.65
======================================================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Sun Bancorp, Inc. 2002 Stock Option Plan consists of 787,500 shares which are being registered under this Registration Statement and for which a registration fee is being paid and under the Amended and Restated 1997 Stock Option Plan consists of 1,196,843 shares. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are being registered hereunder for which no additional fee is required.

(2) An aggregate of 1,984,343 shares are being registered hereby, of which 772,800 shares under the 2002 Stock Option Plan are under option at a weighted average exercise price of $11.38 per share ($8,794,464 in the aggregate), 1,160,681 shares under the 1997 Stock Option Plan are under option at a weighted average exercise price of $12.80 per share ($14,856,717 in the aggregate). The remainder of such shares, which are not presently subject to options (50,862 shares), are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on June 21, 2002 of $14.03 per share ($713,594 in the aggregate) for a total offering of $24,364,775.

Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the SEC.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 1,984,343 shares of Sun Bancorp, Inc. (the "Company" or "Registrant") common stock, $1.00 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Sun Bancorp, Inc. 2002 Stock Option Plan under which 787,500 shares are issuable and the Sun Bancorp, Inc. Amended and Restated 1997 Stock Option Plan under which 1,196,843 shares are issuable (together, "Plans"). Documents containing the information required by Part I of this Registration
Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on June 28, 1996 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following  documents filed by the Company are  incorporated in this
Registration   Statement  and  the  Prospectus   constituting  Part  I  of  this
Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the Commission;

         (3) Current Report on Form 8-K (Date of Event: April 25, 2002), as filed with the Commission on April 26, 2002; and

         (4) The Company's Registration Statement on Form 10-A, as filed with the Commission on June 28, 1996.

         All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
------

         Section 14A:3-5 of the New Jersey Business Corporation Act describes those circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         Article VI of the Bylaws of the Company, require indemnification of directors, officers, employees or agents of the Company to the full extent permissible under New Jersey law.

         The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation or the Bylaws.

         Additionally, the Company has in force a directors and officers liability policy underwritten by Fidelity and Deposit Company of Maryland with a $15.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable.

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vineland in the State of New Jersey, on the 21st day of June 2002.

                                     SUN BANCORP, INC.


                                     By: /s/Thomas A. Bracken
                                         ---------------------------------------
                                         Thomas A. Bracken
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Sun Bancorp, Inc., do hereby severally constitute and appoint Thomas A. Bracken as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas A. Bracken may deem necessary or advisable to enable Sun Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas A. Bracken shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/Bernard A. Brown                                  /s/Thomas A. Bracken
---------------------------------------------        -------------------------------------------------------------
Bernard A. Brown                                     Thomas A. Bracken
Chairman of the Board                                President, Chief Executive Officer and Director
                                                     (Principal Executive Officer)

Date: June 21, 2002                                  Date: June 21, 2002
      ---------------------------------------              -------------------------------------------------------


/s/Sidney R. Brown                                   /s/Dan A. Chila
---------------------------------------------        -------------------------------------------------------------
Sidney R. Brown                                      Dan A. Chila
Vice Chairman, Treasurer                             Executive Vice President and Chief Financial Officer
     and Secretary                                   (Principal Accounting Officer)


Date: June 21, 2002                                  Date: June 21, 2002
      ---------------------------------------              -------------------------------------------------------








/s/Ike Brown                                        /s/Jeffrey S. Brown
---------------------------------------------       --------------------------------------------------------------
Ike Brown                                           Jeffrey S. Brown
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/Peter Galetto, Jr.                               /s/Linwood C. Gerber
---------------------------------------------       --------------------------------------------------------------
Peter Galetto, Jr.                                  Linwood C. Gerber
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/Douglas J. Heun                                  /s/Anne E. Koons
---------------------------------------------       --------------------------------------------------------------
Douglas J. Heun                                     Anne E. Koons
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/Vito J. Marseglia                                /s/Alfonse M. Mattia
---------------------------------------------       --------------------------------------------------------------
Vito J. Marseglia                                   Alfonse M. Mattia
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/George A. Pruitt                                 /s/Anthony Russo, III
---------------------------------------------       --------------------------------------------------------------
George A. Pruitt                                    Anthony Russo, III
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/Edward H. Salmon                                 /s/John D. Wallace
---------------------------------------------       --------------------------------------------------------------
Edward H. Salmon                                    John D. Wallace
Director                                            Director

Date: June 21, 2002                                 Date: June 21, 2002
      ---------------------------------------             --------------------------------------------------------


/s/Timothy J. Wilmott
---------------------------------------------
Timothy J. Wilmott
Director


Date: June 21, 2002
      ---------------------------------------

                                INDEX TO EXHIBITS


Exhibit       Description
-------       -----------

4.1           Sun Bancorp, Inc. 2002 Stock Option Plan

4.2           Sun Bancorp, Inc. Amended and Restated 1997 Stock Option Plan

4.3 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options under the 2002 Plan

4.4 Form of Stock Option Agreement to be entered into with Directors with respect to Non-Incentive Stock Options under the 2002 Plan

4.5 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options under the 1997 Plan

4.6 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options under the 1997 Plan

4.7           Form of Stock Award Tax Notice

5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP

24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein